SCHEDULE 14C
                                (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                           SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[  ]    Preliminary Information Statement  [  ] Confidential, for Use
                                                of the Commission Only (as
                                                permitted by Rule 14c-5(d)(2))

[X]     Definitive Information Statement

                            Greenhold Group, Inc.
               (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee required.

[   ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ]	Fee paid previously with preliminary materials

[   ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

                            Greenhold Group, Inc.
                              2960 Corey Road
                             Malabar FL 32950


                            INFORMATION STATEMENT

                    WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

     This Information Statement is being furnished to the stockholders of Greenhold Group, Inc., a Florida corporation (the "Company"), in lieu of an Annual Meeting in connection with the following proposal (the "Proposal"):

1.	To increase the number of shares of common stock the
        Company is authorized to issue to one billion
        (1,000,000,000) shares (the "Increase").

     This Information Statement is being sent in lieu of an annual meeting. The Company has adopted the Proposals by the written consent of stockholders holding a majority of the voting power of the Company. The Company's Board of Directors approved and recommended, pursuant to a written consent dated July 29, 2004, that the Proposal be accepted including the form of Certificate of Amendment ("Amendment") to effectuate the Increase. The Company's stockholders holding a majority of the voting power of the Company approved the Proposal, pursuant to a written consent dated August 3, 2004. The form of Amendment is attached hereto as Exhibit A. The Increase became effective on the filing of the Amendment with the Secretary of State of Florida, on August 6, 2004 (the "Effective Date").
If the Proposal were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special or annual stockholders' meeting convened for the specific purpose of approving the Proposal.

     The elimination of the need for a special or annual meeting of stockholders to ratify or approve the Proposals is authorized by
Section 607.0704 of the Florida Statutes and Section 6 of the Company's Bylaws, which provides that the written consent of stockholders holding at least a majority of the voting power may be substituted for such a special or annual meeting. Pursuant to Florida Statutes Section 607.1003, a majority of the voting power is required in order to amend the Company's Articles of Incorporation as set forth in the Proposal. In order to eliminate the costs and management time involved in holding a special or annual meeting and in order to effect or ratify the Proposal as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of stockholders holding a majority of the voting power of the Company.

     Shareholders representing approximately 62.3% of the voting power of the Company, gave written consent to the Proposal described in this Information Statement on August 3, 2004. It is proposed that this Information Statement will be first sent to the stockholders on or about August 23, 2004. The record date established by the Company for purposes of determining the number of outstanding shares of common stock, and thus the voting power, is August 2, 2004 (the "Record
Date").

     The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Florida Statutes. No additional action will be undertaken by the Company with respect to the receipt of the written consents, and no dissenters' rights under the Florida Statutes are afforded to the Company's stockholders as a result of the adoption of the Proposal.

                   OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were 9,575,040 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Shareholders representing a majority of the voting power of the Company, gave written consent to the Proposal described in this Information Statement on August 3, 2004.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the
beneficial ownership of our Common Stock as of the Record Date, but reflecting the Increase, with respect to (i) each person known to the
Company to be the beneficial owner of more than 5% of the Company's
Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group.  This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.  Unless otherwise indicated, the business address of each person listed is c/o 2960 Corey Road, Malabar, Florida
32950.
                                        Shares                  Percent of
Name                                Beneficially Owned      Shares Outstanding

John Harris                             1,977,504*              20.65%

Dana Gallup                             1,355,578               14.15%
Law Offices of Dana M. Gallup, P.A.
1995 Oakland Park Blvd.
Suite 350
Oakland Park, Florida 33306

George Papapostolou                       912,851                9.53%
1342 Colonial Blvd., Suite 17
Fort Myers, FL  33907

Behard Tjoeng                             400,000                4.18%

Hedy Does                                 400,000                4.18%

Orland Kersout                            400,000                4.18%

Milton Tjin                               380,000                3.97%

Mitchell Tjinadjie                        135,000                1.41%

All executive officers and                1,977,504             20.65%
directors as a group
(1 person)

____________
* includes 399,380 shares held by Mr. Harris's spouse of which Mr. Harris denies beneficial ownership.

Proposal
--------

AMENDMENT TO ARTICLES OF INCORPORATION
--------------------------------------

     On July 29, 2004, our sole Director voted to authorize and recommend that our stockholders approve a proposal to affect the Increase by adopting the Amendment. Pursuant to the Increase we will be authorized to issue up to one billion (1,000,000,000) shares of common stock. The Increase will not alter the number of shares of our Common Stock that are currently issued and outstanding, but will simply increase the number of shares of our Common Stock we will be authorized to issue in the future. We have no agreements to issue any of the authorized but unissued shares of our common stock created by the Increase. The Increase will become effective upon filing of the Amendment with the Florida Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so. The form of the Certificate of Amendment is attached hereto as Exhibit A.

Purpose and Effect of Proposed Increase
---------------------------------------

     The Board believes the Increase is desirable because by increasing the number of shares of our Common Stock we are able to issue it will increase our flexibility in restructuring the company which may including seeking new equity or debt investments, acquiring another operating entity of entering into a new line of business. As of August 17, 2004, according to the Over the Counter Bulletin Board the last trade of our common stock was at $0.03 per share and accordingly the market capitalization of the company was approximately $287,000. In order to effectuate any sort of significant transaction we anticipate being required to issue a large number of shares of common stock. Please note that at this time we do not have any agreement for any definitive transaction.

     By increasing our number of authorized shares as described above our sole Director believes that he will be able to more quickly negotiate and respond to any potential transaction. He believes that this flexibility will provide greater opportunity to create shareholder value even though any such transaction will likely result in substantial dilution to current investors.

     Upon the effectiveness of the amendment, the number of authorized shares of our Common Stock that are not issued or outstanding increased. As of August 2, 2004, we had 50,000,000 shares of authorized Common Stock and 9,575,040 shares of Common Stock issued and outstanding (on a fully diluted basis). The issuance in the future of additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. In addition, the effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect. Although we did not undertake this action for this purpose, we could, subject to the Board's fiduciary duties and applicable law, issue such additional authorized shares to purchasers who might oppose a hostile takeover bid or any efforts to amend or repeal certain provisions of our articles of incorporation or bylaws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of us through a transaction opposed by the Board.

Manner of Effecting the Increase and Exchange Stock Certificates
----------------------------------------------------------------

     The Increase was effected by the filing of an Articles of Amendment to our Articles of Incorporation with the Secretary of the State of Florida. The Increase became effective on the Effective
Date.

No Rights of Appraisal
----------------------

     Under the laws of the State of Florida, our dissenting stockholders are not entitled to appraisal rights with respect to our proposed Amendment to effect the Increase, and we will not independently provide our stockholders with any such right.

                             ACCOMPANYING REPORTS
                             --------------------

     The Company's Annual Report on Form 10-KSB, including audited consolidated financial statements as at and for the years ended
December 31, 2003 and 2002 and the Company's Quarterly Report on Form 10-QSB for the period ending March 31, 2004 accompany this information statement.



                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      John Harris
                                      -------------------
                                      John Harris
                                      Chief Executive Officer

Exhibit A

                         CERTIFICATE OF AMENDMENT
                     TO THE ARTICLES OF INCORPORATION OF
                           GREENHOLD GROUP, INC.

     Greenhold Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, DOES HEREBY CERTIFY:

FIRST:  	That the Sole Director of the Corporation duly adopted
                resolutions on July 29, 2004 proposing and declaring advisable that the Certificate of Incorporation of the Corporation be amended, as follows:

RESOLVED:	That the Board of Directors recommends and deems it
                advisable that the Certificate of Incorporation of this Corporation be amended by deleting the existing
                ARTICLE "III" in its entirety and substituting therefore the following paragraphs attached hereto as EXHIBIT A; and

RESOLVED:       That the aforesaid proposed amendments shall be
                submitted to the shareholders of the Corporation for approval; and

RESOLVED:  	That following the approval by the stockholders of the
                aforesaid proposed amendments as required by law, the officers of this Corporation be, and they hereby are, and each of them acting singly hereby is, authorized and directed, (i) to prepare, execute and file with the Secretary of State of Florida a Certificate of Amendment setting forth the aforesaid amendments in the form approved by the stockholders and (ii) to take any and all other actions necessary desirable or convenient to give effect to the aforesaid amendment or otherwise to carry out the purposes of the foregoing Resolutions.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendments in accordance with the provisions of Section 607.0704 of the Business Corporation Act of the State of Florida.

     IN WITNESS WHEREOF, Greenhold Group, Inc. has caused this certificate to be signed by John Harris, its Chief Executive Officer this 3rd day of August 2004.


						GREENHOLD GROUP, INC.



                                                By:/s/ John Harris
                                                   -------------------
                                                   John Harris
                                                   Chief Executive Officer

EXHIBIT A

ARTICLE IV. CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is one billion (1,000,000,000) shares, all of which shall be common stock, par value $.001 per share.

                        /s/ John Harris
                        ----------------
                            President